UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Sterling Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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111 North Wall Street

Spokane, Washington 99201

September 22, 2010

Dear Fellow Shareholder:

Following the successful completion of Sterling Financial Corporation’s capital raise in August of this year, it is my pleasure to invite you to attend the Special Meeting of shareholders of Sterling Financial Corporation. The Special Meeting will be held in the Wall Street Conference Room of Sterling Savings Bank, 111 North Wall Street, in Spokane, Washington, on October 21, 2010, at 9:00 a.m., local time.

The formal Notice of Special Meeting of shareholders and the proxy statement are attached and describe the proposals to be voted on at the Special Meeting. The Board of Directors believes the proposals are in the best interests of Sterling and its shareholders and, accordingly, unanimously recommends that you vote “FOR” each of the proposals. We will also respond to appropriate questions of shareholders.

It is important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the Special Meeting in person. We urge you to complete, sign and date your proxy card today and promptly return it in the postage-paid envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support is highly appreciated.

Sincerely,

/s/ J. Gregory Seibly
J. Gregory Seibly
President
and Chief Executive Officer

111 North Wall Street

Spokane, Washington 99201

NOTICE OF SPECIAL MEETING

OF SHAREHOLDERS

Notice is hereby given that the Special Meeting of shareholders of Sterling Financial Corporation (“Sterling”) will be held in the Wall Street Conference Room of Sterling Savings Bank, 111 North Wall Street, Spokane, Washington, on October 21, 2010, at 9:00 a.m., local time, for the following purposes:

1. To approve the amendment of Sterling’s Restated Articles of Incorporation to increase the authorized number of shares of common stock from 750,000,000 to 10,000,000,000 shares;

2. To approve the conversion of Sterling’s outstanding Series B Convertible Participating Voting Preferred Stock and Series D Convertible Participating Voting Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to affiliates of Thomas H. Lee Partners, L.P. and to Warburg Pincus Private Equity, X. L.P. for, shares of Sterling common stock.

3. To approve the amendment of Sterling’s Restated Articles of Incorporation to effect a reverse stock split of Sterling’s common stock at a ratio to be determined by the Sterling Board of Directors between one-for-50 and one-for-125 shares of common stock.

4. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1 through 3; and

5. To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Approval of each of Proposals 1 and 2 is conditioned upon approval of the other proposal. Neither proposal will proceed unless both proposals have been approved by Sterling’s shareholders.

These matters are more fully described in the attached proxy statement. Only shareholders of record at the close of business on September 20, 2010, the record date, will be entitled to vote at the Special Meeting or on any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN, OR WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

/s/ Andrew J. Schultheis
Andrew J. Schultheis
Secretary

Spokane, Washington

September 22, 2010

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. A proxy card and self-addressed envelope are enclosed for your convenience. No postage is required if mailed in the United States.

Page
PROXY STATEMENT	1

Date, Time, Place and Purpose of Sterling’s Special Meeting	1

Questions and Answers about the Proxy Materials and Special Meeting	1

Important notice regarding the availability of proxy materials for the Special Shareholder Meeting to be held on October 21, 2010.	10

FORWARD-LOOKING STATEMENTS	11

PROPOSAL 1: APPROVAL OF THE AMENDMENT TO STERLING’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF STERLING’S COMMON STOCK FROM 750,000,000 TO 10,000,000,000.	11

PROPOSAL 2: APPROVAL OF THE CONVERSION OF STERLING’S OUTSTANDING SERIES B PREFERRED STOCK AND SERIES D PREFERRED STOCK INTO, AND EXERCISABILITY OF STERLING’S OUTSTANDING WARRANTS ISSUED TO THE ANCHOR INVESTORS FOR, SHARES OF STERLING COMMON STOCK.	14

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO STERLING’S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF STERLING’S COMMON STOCK AT A RATIO TO BE DETERMINED BY THE STERLING BOARD OF DIRECTORS BETWEEN ONE-FOR-50 AND ONE-FOR-125.	15

PROPOSAL 4: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE ANY OF PROPOSALS 1 THROUGH 3.	22

THE RECAPITALIZATION	23

Background to the Recapitalization	23

Anchor Investments	23

Private Placements	24

Treasury Exchange	25

Other Shareholder Approval Requirements	26

Other Matters	27

DESCRIPTION OF THE PREFERRED STOCK	28

Shares Authorized	28

Ranking	28

Shareholder Approval of Proposals 1 and 2	29

Mandatory Conversion	29

Transfer Restrictions	29

Dividends	30

Liquidation Preference	30

Voting Rights	31

Redemption; Repurchase; Preemptive Rights	31

Listing; Registration Rights	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

MISCELLANEOUS	36

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	36

INCORPORATION BY REFERENCE	36

i

STERLING FINANCIAL CORPORATION

111 North Wall Street

Spokane, Washington 99201

PROXY STATEMENT

Special Meeting of Shareholders

To be Held October 21, 2010

Date, Time, Place and Purpose of Sterling’s Special Meeting

A Special Meeting of shareholders of Sterling Financial Corporation (“Sterling,” or “we,” “us” or “our”), including any postponements or adjournments thereof (the “Special Meeting”), will be held at 9:00 a.m., local time, on October 21, 2010, in the Wall Street Conference Room of Sterling Savings Bank, 111 North Wall Street, Spokane, Washington. At the meeting, shareholders will be asked to approve proposals: (1) to amend Sterling’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 750,000,000 to 10,000,000,000 shares; (2) for the conversion of Sterling’s outstanding Series B Convertible Participating Voting Preferred Stock (the “Series B Preferred Stock”) and Series D Convertible Participating Voting Preferred Stock (the “Series D Preferred Stock”) into, and exercisability of Sterling’s outstanding warrants issued to affiliates of Thomas H. Lee Partners, L.P. and to Warburg Pincus Private Equity, X. L.P. for, shares of Sterling common stock; (3) to effect a reverse stock split of Sterling’s common stock at a ratio to be determined by our Board of Directors between one-for-50 and one-for-125; and (4) approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1 through 3. This proxy statement is first being sent to shareholders on or about September 22, 2010, and is accompanied by a proxy that is being solicited by the Sterling Board of Directors for use at the Special Meeting.

As used in this proxy statement, “THL” refers to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund, VI, L.P. and THL Sterling Equity Investors, L.P. collectively; “Warburg Pincus” refers to Warburg Pincus Private Equity, X, L.P.; and “Treasury” refers to the U.S. Department of the Treasury. Unless otherwise specified, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of Sterling’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reflected in the beneficial ownership table shown in “Security Ownership of Certain Beneficial Owners and Management” elsewhere in this proxy statement. References throughout to a specified number of shares issuable upon conversion or specified per share liquidation preference value are subject to customary anti-dilution adjustments.

Questions and Answers about the Proxy Materials and Special Meeting

Why am I receiving these materials?

On August 26, 2010, we effected a recapitalization designed to return Sterling back to a sound capital footing. The recapitalization was comprised of three principal transactions: an investment by each of THL and Warburg Pincus (together, the “Anchor Investors”) for shares of Sterling’s common stock, Series B Preferred Stock and warrants; the exchange and conversion of outstanding preferred stock of Sterling held by Treasury into Sterling common stock; and investments by approximately 30 accredited investors as part of a private placement of Sterling’s common stock and Series D Preferred Stock. In connection with and pursuant to the terms of these transactions, Sterling has determined to call a Special Meeting of its shareholders in order to obtain certain required shareholder approvals and such other shareholder approvals as are set forth in this proxy statement. In order to obtain the requisite shareholder approvals for these matters, Sterling is calling this Special Meeting of shareholders, to be held on October 21, 2010. As a shareholder of record, you are invited to attend, and are entitled to and requested to vote on the proposals set forth in this proxy statement. The reasons for, and further information in relation to, each of these proposals are described in more detail in the questions and answers that follow.

What is the recommendation of the Board of Directors with regard to the proposals?

The Board of Directors of Sterling believes the proposals described herein are in the best interests of Sterling and its shareholders and, accordingly, unanimously recommends that the shareholders vote “FOR” the proposals identified in the Notice.

Who is entitled to vote?

Only holders of record of Sterling common stock, Series B Preferred Stock and Series D Preferred Stock at the close of business on September 20, 2010 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting.

How many votes am I entitled to?

Each shareholder is entitled to the following votes per share:

•	For matters requiring a separate class vote of the common stock (excluding common stock issuable upon conversion of the Series B and Series D Preferred Stock), one vote per share of common stock; and

•

For matters requiring a vote of the common stock, Series B Preferred Stock and Series D Preferred Stock on an as-converted basis, one vote per share of common stock and 460 votes per share of Series B Preferred Stock and Series D Preferred Stock (which represents the number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock or Series D Preferred Stock).

How many shares are eligible to vote?

As of the Record Date, there were 722,903,859 shares of Sterling common stock, 3,418,300 shares of Sterling Series B Preferred Stock and 3,881,700 shares of Sterling Series D Preferred Stock outstanding.

As of the Record Date:

•	For matters requiring a separate class vote of the common stock (excluding common stock issuable upon conversion of the Series B and Series D Preferred Stock):

•	each of THL and Warburg Pincus had the power to vote 68,366,000 shares of common stock, or 9.5% of the total number of shares entitled to vote;

•

the accredited private placement investors (the “Private Placement Investors”) collectively had the power to vote 155,268,000 shares of common stock, or 21.5% of the total number of shares entitled to vote;

•	Treasury had the power to vote 385,187,677 shares of common stock, or 52.8% of the total number of shares entitled to vote; and

•	the directors and executive officers of Sterling, as a group, had the power to vote 140,266,780 shares of common stock, or 19.4% of the total number of shares entitled to vote.

•	For matters requiring a vote of the common stock, Series B Preferred Stock and Series D Preferred Stock on an as-converted basis:

•	each of THL and Warburg Pincus had the power to vote 941,200,000 shares of common stock, or 22.6% of the total number of shares entitled to vote;

•	the Private Placement Investors collectively had the power to vote 1,940,850,000 shares of common stock on an as-converted basis, or 47.6% of the total number of shares entitled to vote;

•	Treasury had the power to vote 385,187,677 shares of common stock, or 9.4% of the total number of shares entitled to vote; and

•	the directors and executive officers of Sterling, as a group, had the power to vote 1,918,134,780 shares of common stock, or 45.0% of the total number of shares entitled to vote.

The voting power of Sterling’s directors and officers referenced above reflects the common stock, Series B Preferred Stock and warrants (as appropriate) held by each of Warburg Pincus and THL, of which Mr. David A. Coulter (in the case of Warburg Pincus’ holdings) and Mr. Scott Jaeckel (in the case of THL’s holdings) may be deemed under applicable securities laws to be the beneficial owner due to their respective relationships with Warburg Pincus and THL. Each of Mr. Coulter and Mr. Jaeckel disclaim beneficial ownership of these securities (except to the extent of their pecuniary interest therein). See “Security Ownership of Certain Beneficial Owners and Management” elsewhere in this proxy statement for further information.

Why did the recapitalization take place?

The recapitalization was initiated in response to a number of challenges in recent periods. The economic downturn in our market areas and resulting decline in real estate values have had a direct and adverse effect on the financial condition and results of operations of Sterling and its wholly owned banking subsidiary, Sterling Savings Bank, including reductions in the capital levels of Sterling and Sterling Savings Bank as a result of elevated loan charge-offs and increases in the allowance for loan losses. Furthermore, agreements entered into in late 2009 by Sterling and Sterling Savings Bank with the Federal Reserve Bank of San Francisco (the “Reserve Bank”) and the Federal Deposit Insurance Corporation (“FDIC”) required us to take steps to further strengthen Sterling and Sterling Savings Bank, including increasing their respective capital levels. We therefore conducted the recapitalization to return Sterling back to a sound capital footing with capital in excess of “well-capitalized” levels.

What did the recapitalization involve?

The recapitalization was comprised of three principal transactions:

•

An investment of approximately $170.9 million by each Anchor Investor, pursuant to which each received 68,366,000 shares of common stock, 1,709,150 shares of Series B Preferred Stock and a seven-year warrant to purchase 86,625,000 shares of common stock at an exercise price of $0.22 per share (or 188,315 shares of Series B Preferred Stock if exercised prior to receipt of shareholder approval of Proposals 1 and 2 herein) (the “Anchor Investments”), effected pursuant to investment agreements between Sterling and each of the Anchor Investors (the “Anchor Investment Agreements”);

•

The exchange of 303,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A held by Treasury for 303,000 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C with a liquidation preference of $303 million, conversion of such Series C preferred stock at a discounted exchange value of approximately $75.8 million into 378,750,000 shares of common stock at a conversion price of $0.20 per share, and amendment of the terms of the warrant held by Treasury to purchase 6,437,677 shares of common stock at an exercise price of $7.06 per share to provide for an exercise price of $0.20 per share for a ten-year term (the “Treasury Exchange”), effected pursuant to an exchange agreement between Sterling and Treasury (the “Exchange Agreement”); and

•

Investments by the Private Placement Investors of $388,170,000 in aggregate, pursuant to which such investors received in aggregate 155,268,000 shares of common stock and 3,881,700 shares of Series D Preferred Stock as part of a private placement (the “Private Placement”), effected pursuant to subscription agreements between Sterling and each Private Placement Investor (the “Subscription Agreements”).

For further information as to the recapitalization, see “The Recapitalization.”

Why is Sterling seeking approval for the increase of its authorized common stock and the conversion of the outstanding Series B and Series D Preferred Stock into, and exercisability of the outstanding warrants held by THL and Warburg Pincus for, common stock?

Sterling is currently authorized to issue up to 750,000,000 shares of common stock and there are currently 722,903,859 shares of common stock outstanding, leaving 27,096,141 shares of common stock authorized and available for issuance. In order to permit the full conversion of the outstanding Series B Preferred Stock and Series D Preferred Stock (at a conversion rate of 460 shares of common stock for each share of Series B or Series D Preferred Stock), an additional 3,358,000,000 shares of common stock are required to be issued and, for the exercise of the warrants issued to THL and Warburg Pincus, an additional 173,250,000 shares of Sterling common stock. Consequently, the total number of shares of Sterling common stock that would be issued upon the conversion of the Series B and Series D Preferred Stock, and upon exercise of the outstanding warrants held by THL and Warburg Pincus, as well as Treasury (whose warrant is exercisable for 6,437,677 shares of common stock), is 3,537,687,677.

Pursuant to the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling is required to call a Special Meeting of its shareholders and seek approval to (i) amend its Restated Articles of Incorporation to increase the number of authorized shares of its common stock from 750,000,000 to 10,000,000,000, in a manner sufficient to permit the full conversion of the Series B Preferred Stock and Series D Preferred Stock into, and exercise of the warrants issued to THL and Warburg Pincus for, shares of Sterling common stock and (ii) approve the conversion of the Series B Preferred Stock and the Series D Preferred Stock into, and exercisability of the warrants issued to THL and Warburg Pincus for, shares of common stock. As a result, Sterling is seeking shareholder approval of Proposals 1 and 2 set forth in this proxy statement.

Has any shareholder approval previously been sought in connection with the recapitalization?

No. Although the recapitalization transactions would generally have required shareholder approval under the listing rules of the NASDAQ Stock Market (“NASDAQ”) prior to closing, Sterling sought and obtained approval from NASDAQ for an exception from these requirements under NASDAQ Listing Rule 5635(f) due to the fact that the delay in securing shareholder approval prior to closing would have seriously jeopardized the financial viability of Sterling. NASDAQ also granted an exception to Sterling from the voting rights requirements of Listing Rule 5640 and IM-5640 with respect to the recapitalization transactions. Sterling’s Audit Committee expressly approved reliance upon these exceptions.

Must both Proposals 1 and 2 be approved for either proposal to proceed?

Yes. Approval of each of Proposals 1 and 2 is conditioned upon approval of the other proposal. Neither proposal will proceed unless the other proposal is also approved. None of the other proposals set forth herein are conditional upon the approval of any other proposal.

What happens if Proposals 1 and 2 are approved?

If shareholder approval of Proposals 1 and 2 is received, then on the first business day following such approval, each share of Series B Preferred Stock and Series D Preferred Stock will automatically convert into 460 shares of common stock. Upon such conversion, all shares of Series B Preferred Stock and Series D Preferred Stock will cease to exist and will resume the status of authorized and unissued shares of Sterling’s preferred stock, and all other rights of the holders of such Series B Preferred Stock and Series D Preferred Stock will terminate. Additionally, if Proposals 1 and 2 are approved, the warrants held by THL and Warburg Pincus will be exercisable for shares of Sterling common stock and will no longer be exercisable for shares of Series B Preferred Stock.

What happens if Proposals 1 and 2 are not approved?

In the event that the approval of both Proposal 1 and Proposal 2 is not obtained at the Special Meeting, Sterling is required under the terms of the Anchor Investments and the Private Placement to continue to seek such approval (and the Board of Directors is required to unanimously recommend such approval) at least once in each subsequent three-month period until such approval is obtained, with the initial three-month period to commence on December 24, 2010.

If Proposals 1 and 2 are not approved, the Series B Preferred Stock and Series D Preferred Stock will remain outstanding and will not convert into common stock. Under the terms of the Series B Preferred Stock, if these proposals have not been approved within 120 days following the closing of the recapitalization (by December 24, 2010), the Anchor Investors, as holders of the Series B common stock, will be entitled to receive cumulative cash dividends at a per annum rate of 15% on the stated amount of $92 per share of Series B Preferred Stock, payable quarterly in arrears until such approval is received and the Series B Preferred Shares are converted into common stock. Additionally, if the warrants held by THL or Warburg Pincus are exercised prior to receipt of shareholder approval of Proposals 1 and 2, those warrants will convert into shares of Series B Preferred Stock (which, in turn, will also be entitled to receive the cumulative cash dividends described above).

The holders of Series B and Series D Preferred Stock are also entitled to certain other rights, and such entitlement will continue as long as the Series B or Series D Preferred Stock, as applicable, remains outstanding. In particular, in the event of the liquidation, dissolution or winding up of the affairs of Sterling, whether voluntary or involuntary, holders of the Series B and Series D Preferred Stock are entitled to receive a liquidation preference payment of $4.60 per share of preferred stock, plus an amount equal to declared and unpaid dividends and, in the case of the Series B Preferred Stock, an amount equal to the sum of any accrued and unpaid cumulative cash dividends as described in the preceding paragraph. The holders of such Series B and Series D Preferred Stock will be entitled to these payments before any distribution of such assets or proceeds is made to or set aside for the holders of common stock. Additionally, under the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling is required to prepare and file with the Securities and Exchange Commission (“SEC”) one or more shelf registration statements to register the resale of the common stock issued to the Anchor Investors and Private Placement Investors in the recapitalization (including shares issuable upon conversion of the Series B and Series D Preferred Stock and upon exercise of the outstanding warrants issued to the Anchor Investors) and the warrants issued to the Anchor Investors. If shareholder approval of Proposals 1 and 2 has not been received by December 24, 2010, Sterling must also include the outstanding shares of Series B and Series D Preferred Stock in such shelf registration statement until the shareholder approval is received.

Pursuant to the Anchor Investment Agreements, each of the Anchor Investors has agreed to vote, or to cause to be voted, all shares of Series B Preferred Stock and common stock beneficially owned by it and eligible to vote in favor of Proposals 1 and 2. Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. See “How many shares are eligible to vote” for the respective ownership percentages of the Anchor Investors and Treasury. See also “What vote is required to approve Proposal 1,” and “What vote is required to approval Proposal 2” for a description of the classes of shares entitled to vote on Proposals 1 and 2.

For further information, see “The Recapitalization.”

Why is the Reverse Stock Split being proposed?

The Board of Directors is submitting the Reverse Stock Split to shareholders for approval with the primary intent of increasing the market price of Sterling’s common stock to enable Sterling to meet the continued listing requirements of the NASDAQ. In addition, Sterling has agreed under the Anchor Investment Agreements and the Subscription Agreements to take all steps necessary to avoid a delisting from NASDAQ, including effectuating a reverse stock split, if necessary, and under the Subscription Agreements has specifically agreed to seek shareholder approval of a reverse stock split at a ratio determined by the Board of Directors for purposes of complying with the NASDAQ listing requirements. Among NASDAQ’s continued listing requirements is a $1.00 per share minimum bid price. On December 7, 2009, at which date the common stock was listed on the NASDAQ Global Select Market, Sterling received a letter from NASDAQ notifying Sterling that it no longer met NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) (the “Bid Price Rule”) because the bid price for the common stock had closed below $1.00 per share for 30 consecutive business days. On June 8, 2010, NASDAQ approved the transfer of the listing of the common stock to the NASDAQ Capital Market, thus providing Sterling until December 6, 2010 to regain compliance with the Bid Price Rule. If compliance cannot be established prior to December 6, 2010, the common stock will be subject to delisting from the NASDAQ Capital Market. A delisting from NASDAQ would have a negative impact on the value and liquidity of the common stock and Sterling’s ability to access the capital markets. On September 17, 2010, the last reported sale price of the common stock was $0.60 per share.

Several factors will influence the future trading price of the common stock, many of which are not within Sterling’s control. As a result, there can be no assurance that the market price of the common stock will increase following the Reverse Stock Split (either at all or in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split), that the market price of the common stock will not decrease in the future or that Sterling will be able to meet and continue to meet NASDAQ’S continued listing requirements.

How do I vote at the Special Meeting?

Proxies are solicited to provide all shareholders of record on the Record Date an opportunity to vote on matters scheduled for the Special Meeting and described in these materials. You are a shareholder of record if your shares of Sterling common stock or preferred stock are held in your name. If you are a beneficial owner of Sterling common stock or preferred stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Sterling common stock and preferred stock can only be voted if the shareholder is present in person at the Special Meeting, or by proxy. To ensure your representation at the Special Meeting, we recommend you vote by proxy even if you plan to attend the Special Meeting. You can always change your vote at the meeting if you are a shareholder of record.

Instructions for voting are found on the proxy card. Shares of Sterling common stock and preferred stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the Special Meeting, the persons named in the proxy will vote the shares “FOR” the amendment to Sterling’s Restated Articles of Incorporation to increase the authorized number of shares of common stock, “FOR” the conversion of Sterling’s outstanding Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to THL and Warburg Pincus for, shares of Sterling common stock, “FOR” the amendments of Sterling’s Restated Articles of Incorporation to effect the Reverse Stock Split of its common stock, and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1 through 3. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Special Meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if my shares are held in street name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be permitted to vote your shares with respect to Proposals 1 through 3 herein, pursuant to current industry practice. The remaining proposal to approve the adjournment of the Special Meeting is discretionary, which allows your broker to vote your shares without your prior instructions in respect of such proposal. Because the affirmative vote of the holders of a majority of the outstanding shares of Sterling common stock and preferred stock entitled to vote at the Special Meeting is needed for us to proceed with amending the Restated Articles of Incorporation, the failure to vote by proxy or in person will have the same effect as a vote AGAINST the proposals to amend the Restated Articles of Incorporation. Accordingly, if you hold your stock in street name through a bank or broker, the Sterling Board of Directors urges you to promptly vote by following the voting instructions of your bank or broker.

If your shares are held in street name, you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock or preferred stock held in street name in person at the Special Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How will my shares of common stock held in Sterling’s 401(k) Employee Savings and Investment Plan and Trust be voted?

If you are a participant in Sterling’s 401(k) Employee Savings and Investment Plan and Trust, your completed proxy will serve as voting instructions to the plan trustee. However, for your voting instructions to be counted, they must be received at least five days prior to the Special Meeting, or by October 16, 2010. In accordance with the terms of the plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will not vote your plan shares, except as required by law.

How many shares must be present to hold the meeting?

Under Washington law, a quorum must be present at the Special Meeting for any business to be conducted. There are different quorum requirements for acting on the matters proposed for shareholder consideration at the Special Meeting.

•

A majority of the holders of the outstanding shares of Sterling common stock and preferred stock entitled to vote, voting together as a single class on an as-converted basis, present in person or by proxy at the Special Meeting, must be present at the meeting to act on Proposals 2, 3 and 4.

•

In addition, a majority of votes entitled to be cast by the holders of (1) common stock and preferred stock, voting together on an as-converted basis, and (2) the common stock voting as a separate class, must be present in person or by proxy at the Special Meeting to act on Proposal 1.

Shareholders of record who are present at the Special Meeting in person or by proxy, including brokers holding customers’ shares of record, and holders who abstain from voting, are considered present and entitled to vote and will count toward a quorum.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time for a vote at the Special Meeting, a majority of the shareholders present or represented by proxy, voting together as a single class on an as-converted basis, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting. The Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned meeting if the meeting is adjourned more than 120 days after the date fixed for the original meeting and would also be required to provide shareholders with notice of the rescheduled meeting date.

What vote is required to approve Proposal 1: Approval of the amendment to Sterling’s Restated Articles of Incorporation to increase the number of authorized shares of Sterling’s common stock from 750,000,000 to 10,000,000,000?

The approval of the proposed amendment to the Restated Articles of Incorporation to increase the authorized number of shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares of (1) common stock and preferred stock, voting together on an as-converted basis, and (2) the common stock voting as a separate class. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 1 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 1. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Pursuant to the Anchor Investment Agreements, each Anchor Investor has agreed to vote their shares in favor of Proposals 1 and 2. Pursuant to the Exchange Agreement, Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. Our Board of Directors unanimously recommends that you vote “FOR” the amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock.

What vote is required to approve Proposal 2: Approval of the conversion of Sterling’s outstanding Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to the Anchor Investors for, shares of Sterling common stock?

The approval of the conversion of Sterling’s outstanding Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to THL and Warburg Pincus for, shares of Sterling common stock, requires the affirmative vote of the holders of a majority of the votes cast by the holders of common stock and preferred stock on Proposal 2 at the Special Meeting, voting together as a single class on an as-converted basis either in person or by proxy. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 2 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 2. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on approval of the proposal. Pursuant to the Anchor Investment Agreements, each Anchor Investor has agreed to vote their shares in favor of Proposals 1 and 2. Pursuant to the Exchange Agreement, Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. Our Board of Directors unanimously recommends that you vote “FOR” the conversion of Sterling’s outstanding Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to THL and Warburg Pincus for, shares of Sterling common stock.

What vote is required to approve Proposal 3: Approval of the amendment to Sterling’s Restated Articles of Incorporation to effect a reverse stock split of Sterling’s common stock at a ratio to be determined by the Sterling Board of Directors between one-for-50 and one-for-125?

The approval of the proposed amendment to the Restated Articles of Incorporation to effect the Reverse Stock Split requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and preferred stock, voting together as a single class on an as-converted basis. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 3 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 3. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Our Board of Directors unanimously recommends that you vote “FOR” the amendment to the Restated Articles of Incorporation to effect the Reverse Stock Split.

What vote is required to approve Proposal 4: Approval of adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1 through 3?

The approval of the proposal to authorize the Board of Directors to adjourn, postpone or continue the Special Meeting requires the affirmative vote of the holders of a majority of the votes present at the Special Meeting, voting together as a single class on an as-converted basis, either in person or by proxy. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on

Proposal 4 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 4. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposals. Our Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary.

How will THL, Warburg Pincus and Treasury vote their shares at the Special Meeting?

Pursuant to the Anchor Investment Agreements, each of the Anchor Investors has agreed to vote, or to cause to be voted, all shares of Series B Preferred Stock and common stock beneficially owned by it and eligible to vote in favor of Proposals 1 and 2. In addition, pursuant to Sterling’s exchange agreement with Treasury, Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. See “How many shares are eligible to vote” for the respective ownership percentages of the Anchor Investors and Treasury. See also “What vote is required to approve Proposal 1,” and “What vote is required to approval Proposal 2” for a description of the classes of shares entitled to vote on Proposals 1 and 2.

In respect of matters other than Proposals 1 and 2 on which holders of the common stock are entitled to vote, Treasury has agreed under the Exchange Agreement to vote in the same proportion (for, against or abstain) as all other shares of Sterling’s common stock, other than those held by the Anchor Investors, are voted with respect to such matter, subject to certain exceptions. See “The Recapitalization – Treasury Exchange – Ownership Interests and Voting Agreements of Treasury” for a description of the voting arrangements with Treasury under the Exchange Agreement.

How may I revoke my proxy?

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Special Meeting:

•	Deliver to Sterling a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

•	Sign and deliver to Sterling a proxy card relating to the same shares and bearing a later date; or

•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

May I vote electronically via Internet or telephone?

A large number of banks and brokerage firms provide shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available.

Who will pay the expenses of proxy solicitation?

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Sterling. Proxies will be solicited by Sterling by mail or electronically and may also be solicited on behalf of Sterling by directors, officers and other employees of Sterling, without additional remuneration, in person or by telephone, facsimile or electronic transmission. Sterling will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Sterling common stock as of the Record Date and will reimburse such entities for the cost of forwarding the proxy materials in accordance with customary practice.

Are there Dissenters’ Rights with respect to the proposals?

There are no dissenters’ rights applicable to any matters to be considered at the Special Meeting.

Important notice regarding the availability of proxy materials for the Special Shareholder

Meeting to be held on October 21, 2010.

The Special Meeting Proxy Statement and Proxy Card, as well as Sterling’s Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2009, which Sterling filed with the SEC on March 16, 2010 (with a subsequent Form 10-K/A filed on April 30, 2010), are also available at the following website: www.sterlingfinancialcorporation-spokane.com/shareholdermeeting.

You may request additional copies of the proxy materials, as well as the Annual Report to Shareholders and Annual Report on Form 10-K (including the Form 10-K/A) for the year ended December 31, 2009 without charge by sending a request via e-mail to investor.relations@sterlingsavings.com, by calling 1-800-336-6610 ext. 1363, or by making a request online at the following website: www.sterlingfinancialcorporation-spokane.com/shareholdermeeting. Shareholders must request this information no later than five business days prior to the meeting, or October 14, 2010, to assure receipt before the Special Meeting. You may request to receive paper copies of the proxy materials for all future meetings or only for the Special Meeting of shareholders.

Shareholders of record as of the Record Date are invited to attend the Special Meeting of shareholders. Directions to attend the Special Meeting where you may vote in person can be found on Sterling’s website at www.sterlingfinancialcorporation-spokane.com/shareholdermeeting. The contents of our website are not incorporated into, nor do they otherwise form part of, this proxy statement.

FORWARD-LOOKING STATEMENTS

From time to time, Sterling and its executive officers have made and will make forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions, including statements regarding Sterling’s ability to have the cease and desist order and written agreements with its regulators lifted or terminated, Sterling’s strategy of acquiring other banks in FDIC-assisted transactions and its ability to become qualified to bid in such transactions, Sterling’s ability to obtain the shareholder approvals sought at the Special Meeting, Sterling’s ability to establish compliance with the Bid Price Rule prior to December 6, 2010 and its expectation that the Reverse Stock Split will make its common stock more attractive to a broader range of investors, and other statements contained in this proxy statement that are not historical facts and pertain to Sterling’s future operating results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements can also generally be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions.

Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control.

For a discussion of factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the SEC. Unless legally required, Sterling does not undertake to update any forward-looking statements.

PROPOSAL 1: APPROVAL OF THE AMENDMENT TO STERLING’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF STERLING’S COMMON STOCK FROM 750,000,000 TO 10,000,000,000.

General

The Sterling Board of Directors has approved an amendment to Sterling’s Restated Articles of Incorporation to increase the authorized number of shares of common stock from 750,000,000 to 10,000,000,000, subject to approval of the amendment by shareholders, and is hereby soliciting shareholder approval for the amendment. No change is being proposed to the authorized number of shares of preferred stock, which will remain at 10,000,000.

If shareholders approve the amendment, the proposed increase in the authorized shares of common stock would become effective immediately upon the filing of articles of amendment to Sterling’s Restated Articles of Incorporation with the office of the Secretary of State of Washington. We expect to file the amendment promptly following shareholder approval.

This proposal would amend the first sentence of Article V of Sterling’s Restated Articles of Incorporation to read in its entirety as follows with respect to total shares authorized and to increase the total shares of common stock authorized:

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is 10,010,000,000, of which 10,000,000,000 shall be common stock, having no par value per share, and of which 10,000,000 shall be Preferred Stock having no par value per share.

Reasons for Proposed Amendment

On August 26, 2010, Sterling effected a recapitalization designed to return it to a sound capital footing, comprised of the Anchor Investments, the Treasury Exchange and the Private Placements. In connection with these transactions, Sterling issued, in addition to common stock, 3,418,300 shares of Series B Preferred Stock to the Anchor Investors, warrants to the Anchor Investors to purchase an aggregate of 173,250,000 shares of common stock (or, if exercised prior to receipt of shareholder approval of Proposals 1 and 2 set forth herein, an aggregate of 376,630 shares of Series B Preferred Stock), and 3,881,700 shares of Series D Preferred Stock to the Private Placement Investors, all of which were outstanding as of the Record Date. Each share of Series B Preferred Stock and Series D Preferred Stock is convertible into 460 shares of common stock (subject to certain customary anti-dilution adjustments). Additionally, Sterling has issued a warrant to Treasury to purchase 6,437,677 shares of common stock. For further information regarding the recapitalization, see “The Recapitalization.”

The total number of shares of common stock required in order to permit the full conversion of the Series B and Series D Preferred Stock (at a conversion rate of 460 shares of common stock for each share of Series B or Series D Preferred Stock), and the exercise of the outstanding warrants issued to the Anchor Investors and to Treasury, is 3,537,687,677 shares. Under the existing provisions of Sterling’s Restated Articles of Incorporation, Sterling is currently authorized to issue up to 750,000,000 shares of common stock, of which 722,903,859 shares were already issued and outstanding as of the Record Date, leaving 27,096,141 shares of common stock authorized and available for issuance.

Therefore, in order to permit the full conversion of the outstanding Series B Preferred Stock and Series D Preferred Stock, an additional 3,358,000,000 shares of common stock are required to be issued and, for the exercise of the warrants issued to THL, Warburg Pincus and Treasury, an additional 179,687,677 shares of Sterling common stock.

Pursuant to the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling is required to call a Special Meeting of its shareholders and seek approval to (i) amend its Restated Articles of Incorporation to increase the number of authorized shares of its common stock from 750,000,000 to 10,000,000,000, in a manner sufficient to permit the full conversion of the Series B Preferred Stock and Series D Preferred Stock into, and exercise of the warrants issued to THL and Warburg Pincus for, shares of Sterling common stock and (ii) approve the conversion of the Series B Preferred Stock and the Series D Preferred Stock into, and the exercise of the warrants issued to THL and Warburg Pincus for, shares of common stock.

The proposed amendment also would provide Sterling with additional flexibility by increasing the authorized number of shares of common stock available for issuance as consideration in possible acquisitions or FDIC-assisted transactions and, from time to time, for other general corporate purposes such as the issuance of stock dividends or stock splits, and the issuance of shares under future equity incentive plans for our employees and directors.

As a result, Sterling is seeking shareholder approval of Proposals 1 and 2 as set forth in this proxy statement. The approval of each of Proposals 1 and 2 is conditioned upon the approval of the other proposal. Even if approved, neither proposal can proceed unless the other is also approved.

Potential Effects of the Proposed Amendment

If Proposals 1 and 2 are approved

If Proposals 1 and 2 are approved by Sterling’s shareholders, then on the first business day following such approval, each share of Series B Preferred Stock and Series D Preferred Stock will automatically convert into 460 shares of common stock. Upon such conversion, all shares of Series B Preferred Stock and Series D Preferred Stock will cease to exist and will resume the status of authorized and unissued shares of Sterling’s preferred stock, and all other rights of the holders of such Series B Preferred Stock and Series D Preferred Stock will terminate.

Upon conversion of the Series B Preferred Stock and the Series D Preferred Stock, each Anchor Investor will hold 22.6% of the voting power of Sterling’s outstanding common stock, voting as a single, separate class, and the Private Placement Investors will collectively hold 47.6% of the voting power of Sterling’s outstanding common stock, voting as a single, separate class. Due to the fact that any issuance of additional shares of common stock would increase the total number of shares of common stock outstanding, as a result of the approval of Proposals 1 and 2, existing holders of common stock as a class will experience dilution in their percentage ownership, voting power and earnings per share.

If Proposals 1 and 2 are approved, the warrants held by THL and Warburg Pincus will be exercisable for shares of Sterling common stock instead of Series B Preferred Stock.

The additional shares of common stock, when and if issued upon conversion of the Series B and Series D Preferred Stock or upon exercise of the warrants held by the Anchor Investors, would have the same rights and privileges as the shares of common stock now issued, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Sterling’s common stock does not entitle any holder to any preemptive rights. However, as described under “Description of the Preferred Stock” below, the Anchor Investors and Private Placement Investors will retain certain contractual preemptive rights in the event of future equity raises (subject to customary exceptions) pursuant to the terms of the Anchor Investment Agreements and Subscription Agreements for so long as they maintain certain minimum qualifying ownership interests.

The additional shares of common stock, when and if issued upon conversion of the Series B and Series D Preferred Stock or upon exercise of the warrants held by the Anchor Investors, will be subject to certain transfer restrictions, as described under “Description of the Preferred Stock.” The existing shares of Series B and Series D Preferred Stock are currently subject to similar restrictions.

The Sterling Board of Directors can determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. As a consequence, if the amendment is approved by the shareholders, the increased number of authorized shares of common stock would be available for issuance without further action by the shareholders, subject to applicable law or regulation.

If Proposals 1 and 2 are not approved

If Proposals 1 and 2 are not approved, the Series B Preferred Stock and Series D Preferred Stock will remain outstanding and will not convert into common stock. Additionally, if the warrants held by THL or Warburg Pincus are exercised prior to shareholder approval of Proposals 1 and 2, those warrants will be exercisable for shares of Series B Preferred Stock.

In the event that either Proposal 1 or Proposal 2 is not approved at the Special Meeting, Sterling is required under the terms of the Anchor Investment Agreements and the Subscription Agreements to include a proposal to approve (and the Board of Directors is required to unanimously recommend approval of) Proposal 1 and Proposal 2 at a meeting of Sterling’s shareholders no less than once in each subsequent three-month period until such approval is obtained, with such three-month period to commence on December 24, 2010.

Under the terms of the Series B Preferred Stock, if Proposals 1 and 2 have not been approved within 120 days following the closing of the recapitalization (i.e., by December 24, 2010), the Anchor Investors, as holders of the Series B common stock, will be entitled to receive cumulative cash dividends at a per annum rate of 15% on the stated amount of $92 per share of Series B Preferred Stock, payable quarterly in arrears until such approval is received and the Series B Preferred Shares are converted into common stock.

The holders of Series B and Series D Preferred Stock are also entitled to certain other rights, and such entitlement will continue as long as the Series B or Series D Preferred Stock, as applicable, remains outstanding. In particular, in the event of the liquidation, dissolution or winding up of the affairs of Sterling, whether voluntary or involuntary, holders of the Series B and Series D Preferred Stock are entitled to receive a liquidation preference payment of $4.60 per share of preferred stock, plus an amount equal to declared and unpaid dividends and, in the case of the Series B Preferred Stock, an amount equal to the sum of any accrued and unpaid cumulative cash dividends as described in the preceding paragraph.

For further detail as to the terms of the Series B and Series D Preferred Stock, see “Description of the Preferred Stock.”

Dissenters’ Rights

Under Washington law and our Restated Articles of Incorporation, holders of the common stock will not be entitled to appraisal or other dissenters’ rights with respect to the increase in authorized common stock proposed under Proposal 1.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of (1) common stock and preferred stock, voting together as a single class on an as-converted basis, and (2) the common stock voting as a separate class, is required for approval of Proposal 1. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 1 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 1. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Shareholder approval of both Proposal 1 and Proposal 2 is required in order for either proposal to proceed. Pursuant to the Anchor Investment Agreements, each of the Anchor Investors has agreed to vote, or to cause to be voted, all shares of Series B Preferred Stock and common stock beneficially owned by it and eligible to vote in favor of Proposals 1 and 2. Pursuant to the Exchange Agreement, Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. See “How many shares are eligible to vote” for the respective ownership percentages of the Anchor Investors and Treasury. See also “What vote is required to approve Proposal 1,” and “What vote is required to approve Proposal 2” for a description of the classes of shares entitled to vote on Proposals 1 and 2.

The Board of Directors unanimously recommends that shareholders vote “FOR” the amendment of the Restated Articles of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL 2: APPROVAL OF THE CONVERSION OF STERLING’S OUTSTANDING SERIES B PREFERRED STOCK AND SERIES D PREFERRED STOCK INTO, AND EXERCISABILITY OF STERLING’S OUTSTANDING WARRANTS ISSUED TO THE ANCHOR INVESTORS FOR,

SHARES OF STERLING COMMON STOCK.

General

Pursuant to the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling has agreed to seek to obtain shareholder approval (i) to amend its Restated Articles of Incorporation to increase the number of authorized shares of its common stock in a manner sufficient to permit the full conversion of the Series B Preferred Stock and the Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to the Anchor Investors for, shares of its common stock and (ii) to approve the conversion of the Series B Preferred Stock and the Series D Preferred Stock into, and exercisability of the outstanding warrants held by the Anchor Investors for, shares of common stock.

Reasons for, and Potential Effects of, the Proposed Conversion

Please see “Reasons for Proposed Amendment” and “Potential Effects of the Proposed Amendment” under “Proposal 1” above.

In addition, the warrants held by the Anchor Investors are currently exercisable for Series B Preferred Stock. If Proposal 2 is approved, the warrants will be exercisable solely for common stock. The approval of Proposal 2 will not result in the exercise of the warrants unless or until the Anchor Investors elect to exercise the warrants in accordance with the terms thereof.

Dissenters’ Rights

Under Washington law and our Restated Articles of Incorporation, holders of the common stock will not be entitled to appraisal or other dissenters’ rights with respect to the conversion of the Series B and Series D Preferred Stock or the exercise of the outstanding warrants held by the Anchor Investors proposed under Proposal 2.

Required Vote

The affirmative vote of the holders of a majority of the total votes cast by holders of common stock and preferred stock at the Special Meeting, voting together as a single class on an as-converted basis, either in person or by proxy, is required for approval of Proposal 2. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 2 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 2. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on approval of the proposal. Shareholder approval of both Proposal 1 and Proposal 2 is required in order for either proposal to proceed. Pursuant to the Anchor Investment Agreements, each of the Anchor Investors has agreed to vote, or to cause to be voted, all shares of Series B Preferred Stock and common stock beneficially owned by it and eligible to vote in favor of Proposals 1 and 2. Pursuant to the Exchange Agreement, Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it in favor of Proposals 1 and 2. See “How many shares are eligible to vote” for the respective ownership percentages of the Anchor Investors and Treasury. See also “What vote is required to approve Proposal 1,” and “What vote is required to approve Proposal 2” for a description of the classes of shares entitled to vote on Proposals 1 and 2.

The Board of Directors unanimously recommends that shareholders vote “FOR” the proposal to convert Sterling’s outstanding Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants for, shares of Sterling common stock.

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO STERLING’S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF STERLING’S COMMON STOCK AT A RATIO TO BE DETERMINED BY THE STERLING BOARD OF DIRECTORS BETWEEN ONE-FOR-50 AND ONE-FOR-125.

General

The Sterling Board of Directors has approved an amendment to Sterling’s Restated Articles of Incorporation to effect the Reverse Stock Split, as described below, subject to approval of the amendment by shareholders, and is hereby soliciting shareholder approval for the amendment. Sterling has agreed under the Anchor Investment Agreements and the Subscription Agreements to take all steps necessary to avoid a delisting from NASDAQ, including effectuating a reverse stock split, if necessary, and under the Subscription Agreements has specifically agreed to seek approval from shareholders to effectuate a reverse stock split for the purpose of complying with NASDAQ’s continued listing rules. Subject to the foregoing, Sterling’s Board of Directors may in its sole discretion determine whether or not to implement the Reverse Stock Split notwithstanding approval thereof by Sterling’s shareholders.

If approved by Sterling’s shareholders, the Reverse Stock Split would permit (but not require) the Board of Directors to effect a reverse stock split of the common stock at any time prior to December 1, 2010, by a ratio of not less than one-for-50 and not more than one-for-125, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse

Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of Sterling’s common stock;

•	the number of shares of Sterling’s common stock outstanding;

•	the then-prevailing trading price and trading volume of Sterling’s common stock and the anticipated impact of the Reverse Stock Split on the trading market for the common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, up to 125 shares of existing common stock will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the Reverse Stock Split ratio determined by the Board of Directors. The amendment to the Restated Articles of Incorporation that is filed to effect the Reverse Stock Split will reflect only the reverse split ratio determined by the Board of Directors to be in the best interests of Sterling’s shareholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, Sterling will also proportionately reduce the number of authorized shares of common stock from the number of 10,000,000,000 shares being proposed in Proposal 1, as described below in this Proposal 3 under “Authorized Shares.” Accordingly, we are also proposing to adopt an amendment to the Restated Articles of Incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to the Restated Articles of Incorporation that is filed in connection with the Reverse Stock Split, if any, will include only the total number of authorized shares of common stock determined by the Board of Directors to be in the best interests of shareholders. If for any reason the Board of Directors determines not to implement the Reverse Stock Split, it would also not implement the amendment to the Restated Articles of Incorporation to reduce proportionately the number of authorized shares.

To avoid the existence of fractional shares of the common stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The Reverse Stock Split, if approved by Sterling’s shareholders, would become effective upon the filing of articles of amendment to the Restated Articles of Incorporation with the Secretary of State of the State of Washington. The exact timing of the filing of the articles of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to Sterling and the shareholders. If the increase in Sterling’s authorized shares of common stock discussed above in “Proposal 1: Approval of the Amendment to Sterling’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Sterling’s Common Stock from 750,000,000 to 10,000,000,000” is approved by shareholders, we expect to file the articles of amendment effecting such authorized share increase prior to filing articles of amendment effecting the Reverse Stock Split (and related decrease in authorized shares).

This proposal would amend the first paragraph of Article V of Sterling’s Restated Articles of Incorporation to replace the first sentence with the following language, with the bracketed language to be determined and completed based on the exact ratio determined by the Board of Directors:

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is [210,000,000] [143,333,333] [110,000,000] [90,000,000], of which [200,000,000] [133,333,333] [100,000,000] [80,000,000] shall be common stock having no par value per share, and of which 10,000,000 shall be Preferred Stock having no par value per share. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Washington Business Corporation Act of these Articles of

Amendment, each [50] [75] [100] [125] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined.

Reasons for Proposed Amendment

On August 26, 2010, Sterling closed the recapitalization transactions as described in “The Recapitalization.” These transactions included the Anchor Investments and the Private Placement, in which, among other securities, common stock of Sterling was sold to the Anchor Investors and Private Placement Investors for $0.20 per share. In order to permit the full conversion of the Series B Preferred Stock and Series D Preferred Stock issued in the recapitalization, and exercise of the warrants issued to THL, Warburg Pincus and Treasury, Sterling expects to issue 3,537,687,677 shares of common stock (not including the impact of this proposal, if approved). While these transactions successfully increased Sterling’s capitalization levels, they also had a dilutive effect on the common stock by requiring a substantial increase in the number of outstanding shares of common stock.

The Board of Directors is submitting the Reverse Stock Split to shareholders for approval with the primary intent of increasing the market price of the common stock to enable Sterling to meet the continued listing requirements of NASDAQ and make the common stock more attractive to a broader range of investors. Additionally, Sterling has agreed under the Anchor Investment Agreements and the Subscription Agreements to take all steps necessary to avoid a delisting from NASDAQ, including effectuating a reverse stock split, if necessary, and under the Subscription Agreements has specifically agreed to seek approval from shareholders to effectuate a reverse stock split for the purpose of complying with NASDAQ’s continued listing rules. Among NASDAQ’s continued listing requirements is a $1.00 per share minimum bid price. On December 7, 2009, at which date the common stock was listed on the NASDAQ Global Select Market, Sterling received a letter from NASDAQ notifying Sterling that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) because the bid price for the common stock had closed below $1.00 per share for 30 consecutive business days. On June 8, 2010, NASDAQ approved the transfer of the listing of the common stock to the NASDAQ Capital Market, thus providing Sterling until December 6, 2010 to regain compliance with the Bid Price Rule. If compliance with the Bid Price Rule cannot be established prior to December 6, 2010, the common stock will be subject to delisting from the NASDAQ Capital Market. A delisting from NASDAQ would have a negative impact on the value and liquidity of the common stock and Sterling’s ability to access the capital markets, and, in any event, Sterling is required by the terms of the Anchor Investment Agreements and the Subscription Agreements to take all steps necessary to avoid delisting from NASDAQ as discussed above. The common stock has not achieved a bid price of more than $1.00 since April 27, 2010, and on September 17, 2010, the last reported sale price of the common stock was $0.60 per share.

We also believe that the Reverse Stock Split will make the common stock more attractive to a broader range of investors, as the current market price of the common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. For these reasons, we believe that the Reverse Stock Split may make the common stock a more attractive investment for certain investors, which we in turn believe may enhance the liquidity of the holders of the common stock.

For all the reasons discussed above, the Sterling Board of Directors believes that effecting the Reverse Stock Split is in Sterling’s and the shareholders’ best interests. It should be noted, however, that although the Reverse Stock Split is being proposed for the purpose of increasing the market price of Sterling’s common stock in order to regain compliance with NASDAQ’s continued listing requirements, there can be no assurance that such compliance can be achieved or maintained. The market price of the common stock has been unpredictable in recent periods. For example, the common stock has traded above $0.47 per share throughout 2010 to date notwithstanding multiple announcements during 2010 about our expectation of raising significant new capital at a price of no more than $0.20 per share of common stock and the ultimate sale of common stock at such price in the recapitalization transactions. Several factors will influence the future trading price of the common stock, many of which are not within Sterling’s control. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including that the market price of the common stock will increase following the Reverse Stock Split (either at all or in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split), or that the market price of the common stock will not decrease in the future. Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Potential Effects of Proposed Amendment

If the Reverse Stock Split proposal is approved, there will be no impact on shareholders until Sterling’s Board of Directors determines to implement the Reverse Stock Split. The Reverse Stock Split, once implemented, would affect all of Sterling’s shareholders and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except as described below under “Fractional Shares.”

The principal effects of the Reverse Stock Split would be that:

•

up to 125 shares of common stock, as determined by the Board of Directors in selecting the Reverse Stock Split ratio between one-for-50 and one-for-125, would be reclassified and combined into one share of common stock;

•	the total number of authorized shares of common stock would be decreased based on the Reverse Stock Split ratio;

•	the total number of outstanding shares of common stock would be decreased based on the Reverse Stock Split ratio;

•

based on the Reverse Stock Split ratio, the per share exercise price of all outstanding option and other stock awards would be increased proportionately and the number of shares of common stock issuable upon the exercise of all such awards and the number of vested and unvested shares subject to outstanding option and other stock awards would be reduced proportionately;

•

we expect that Proposals 1 and 2 will be approved by shareholders at the Special Meeting and intend to cause the conversion of the outstanding Series B and Series D Preferred Stock to occur prior to implementing the Reverse Stock Split; if, however, Proposals 1 and 2 are not approved and the Reverse Stock Split is approved at the Special Meeting prior to the conversion of the Series B and Series D Preferred Stock, the conversion rate of such preferred stock would be decreased proportionately;

•

based on the Reverse Stock Split ratio, the conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of common stock would be increased proportionately and the number of shares of common stock issuable upon such exercise, exchange or conversion would be reduced proportionately; and

•	the Reverse Stock Split would likely increase the number of shareholders who own odd lots (less than 100 shares).

Although the number of outstanding shares of common stock would decrease following the proposed Reverse Stock Split, we do not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Reverse Stock Split would not affect the par value, nor any of the terms, of the common stock. After the Reverse Stock Split, all shares of common stock would have the same voting rights, and rights to dividends and other distributions (if any) by Sterling. At the effective time of the Reverse Stock Split, all shares of common stock other than fractional shares (the treatment of which is described below under “Fractional Shares”) would be reclassified and combined, automatically and without further action on the shareholders’ part, into the number of shares determined according to the Reverse Stock Split ratio.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, the common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Bid and ask prices for the common stock will continue to be quoted on the NASDAQ Stock Market under the symbol “STSA,” although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a Reverse Stock Split has occurred.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. For example, if the Board of Directors selects a Reverse Stock Split of one-for-100, then a shareholder who currently holds 410 shares on a pre-split basis would be issued five whole shares on a post-split basis.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the Reverse Stock Split ratio. If Proposal 1 is approved, the Reverse Stock Split will reduce the number of authorized shares of common stock from the number of 10,000,000,000 shares that we are proposing under Proposal 1 in proportion to the Reverse Stock Split ratio determined by the Board of Directors. The reduction in the number of authorized shares would be effected by the filing of the articles of amendment to the Restated Articles of Incorporation, as discussed above. Based upon the number of shares of Sterling common stock outstanding as of September 1, 2010, the table below shows the range of the number to which outstanding shares of common stock would be reduced as a result of the Reverse Stock Split.

	Following Approval of Shareholder Proposals	Following Reverse Split of
		1 for 50	1 for 75	1 for 100	1 for 125
Shares authorized	10,000,000,000	200,000,000	133,333,333	100,000,000	80,000,000
Shares Outstanding	4,080,903,859	81,618,077	54,412,051	40,809,039	32,647,231
Recent stock price (09/01/10)	$0.61	$30.50	$45.75	$61.00	$76.25

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board of Directors and whether the increase in authorized common stock discussed above in “Proposal 1: Approval of the Amendment to Sterling’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Sterling’s Common Stock from 750,000,000 to 10,000,000,000” is approved.

Accounting Matters

The proposed amendments to the Restated Articles of Incorporation will not affect the par value of the common stock per share, which will continue to have no par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of the common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss is expected to be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder includes a beneficial owner of the common stock that is a foreign corporation or who is a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under Washington law and our Restated Articles of Incorporation, holders of the common stock will not be entitled to appraisal or other dissenters’ rights with respect to the Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock and preferred stock, voting together as a single class on an as-converted basis, is required for approval of the Reverse Stock Split. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 3 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 3. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval by shareholders of Proposal 3 is not conditioned upon approval of any other proposals set forth herein, nor is approval of any other proposal set forth herein conditioned upon approval of Proposal 3.

The Board of Directors unanimously recommends that shareholders vote “FOR” the Reverse Stock Split.

PROPOSAL 4: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE ANY OF PROPOSALS 1 THROUGH 3.

In the event there are not sufficient votes at the time of the Special Meeting to approve the proposals to amend Sterling’s Restated Articles of Incorporation, the proposal to approve the conversion of Series B Preferred Stock and Series D Preferred Stock into, and exercisability of Sterling’s outstanding warrants issued to the Anchor Investors for, shares of Sterling common stock, the Board of Directors may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the provisions of Sterling’s bylaws, the Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned meeting if the meeting is adjourned more than 120 days after the date fixed for the original meeting and would also be required to provide shareholders with notice of the rescheduled meeting date.

In order to permit proxies that have been received by us at the time of the Special Meeting to be voted for an adjournment, if necessary, we have submitted this proposal (the “Adjournment Proposal”) to you as a separate matter for your consideration. In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from shareholders who have previously voted against the other proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the proposals have been received, we could adjourn the Special Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.

The approval of the proposal to authorize the Board of Directors to adjourn, postpone or continue the Special Meeting requires the affirmative vote of the holders of a majority of the total votes present at the Special Meeting, voting together as a single class on an as-converted basis, either in person or by proxy. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 4 at the Special Meeting, the persons named in the proxy will vote the shares FOR Proposal 4. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposals.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary.

THE RECAPITALIZATION

On August 26, 2010, Sterling effected a recapitalization designed to return Sterling back to a sound capital footing. The transactions involved in the recapitalization and described in further detail in this section.

Background to the Recapitalization

The economic downturn in Sterling’s market areas and resulting decline in real estate values has had a direct and adverse effect on the financial condition and results of operations of Sterling and its wholly owned banking subsidiary, Sterling Savings Bank, including reductions in the capital levels of Sterling and Sterling Savings Bank as a result of elevated loan charge-offs and increases in the allowance for loan losses. Furthermore, Sterling and Sterling Savings Bank have entered into agreements with the Reserve Bank and the FDIC, respectively, to take steps to further strengthen Sterling and Sterling Savings Bank, respectively, including increasing capital levels to return to “well capitalized” status. As a result, Sterling initiated a recapitalization effort, which was effected on August 26, 2010. The amount of capital raised exceeds the amount required under Sterling and Sterling Savings Bank’s agreements with their regulators and restores both Sterling and Sterling Savings Bank’s regulatory ratios to levels that exceed well-capitalized thresholds under applicable guidelines.

The recapitalization was comprised of three transactions: (i) the Anchor Investments; (ii) the Treasury Exchange; and (iii) the Private Placement.

Sterling received aggregate gross proceeds from the recapitalization of $730 million (net proceeds of $685 million after placement agent fees, advisory fees and estimated expenses).

The recapitalization transactions are discussed in more detail below.

Anchor Investments

Overview

On August 26, 2010, Sterling issued to each of the Anchor Investors, pursuant to the Anchor Investment Agreements, the following securities:

•	68,366,000 shares of Sterling’s common stock at a price of $0.20 per share;

•	1,709,150 shares of Sterling’s Series B Preferred Stock at a price of $92 per share and a liquidation preference of $4.60 per share; and

•

a seven-year warrant to purchase 86,625,000 shares of common stock at an exercise price of $0.22 per share, subject to adjustment (or, if Proposals 1 and 2 listed in this proxy statement have not been approved prior to the date of exercise of the warrants, 188,315 shares of Series B Preferred Stock) (the “Anchor Investor Warrants”).

Sterling received aggregate proceeds of approximately $170.9 million from each of the Anchor Investors in connection with the Anchor Investments.

Pursuant to the terms of the Anchor Investment Agreements, Sterling agreed to obtain the approval of its shareholders to, among other things, (i) amend its Restated Articles of Incorporation to increase the number of authorized shares of its common stock in a manner sufficient to permit the full conversion of the Series B Preferred Stock and Series D Preferred Stock into, and exercise of the Anchor Investor Warrants for, shares of its common stock and (ii) approve the conversion of the Series B Preferred Stock and the Series D Preferred Stock and the exercise of the Anchor Investor Warrants.

The terms of the Series B Preferred Stock issued to the Anchor Investors in connection with the recapitalization are described below under “Description of the Preferred Stock.”

Anchor Investor Warrants

The Anchor Investor Warrants are exercisable for a seven-year term to purchase 86,625,000 shares of common stock at an exercise price of $0.22 per share. If the Anchor Investor Warrants are exercised prior to receipt of shareholder approval of Proposals 1 and 2 herein, such warrants are exercisable for 188,315 shares of Series B Preferred Stock.

The number of shares of common stock that each Anchor Investor is entitled to receive upon exercise of its Anchor Investor Warrant, and the exercise price, are subject to adjustment to protect the Anchor Investor against dilution upon the occurrence of certain events. These events include, among other things, issuances or sales by Sterling of common stock or securities convertible or exchangeable for or exercisable into common stock at less than 95% of the greater of market price (based on the NASDAQ closing sale price) as of the date of such issuance or sale and the first date of announcement of such issuance or sale.

Ownership Interests and Voting Agreements of the Anchor Investors

As of the Record Date, each Anchor Investor held (in addition to the Anchor Investor Warrants):

•

68,366,000 shares of common stock (excluding the common stock issuable upon conversion of the Series B Preferred Stock), representing 9.5% of the total voting power of Sterling’s outstanding common stock, voting as a single, separate class; and

•

941,200,000 shares of common stock, on an as-converted basis, representing 22.6% of the total voting power of Sterling’s outstanding common stock and preferred stock, voting together as a single class.

The Anchor Investors also held all of the outstanding shares of Series B Preferred Stock (each Anchor Investor in equal amount).

If Proposals 1 and 2 are approved, following the full conversion of the outstanding Series B and Series D Preferred Stock into common stock, the voting power held by each Anchor Investor of Sterling’s outstanding common stock, voting as a single, separate class, will increase from 9.5% to 22.6%.

Pursuant to the Anchor Investment Agreements, each Anchor Investor has agreed to vote their shares in favor of Proposals 1 and 2. The Anchor Investors have also agreed to vote their shares in favor of the 382 Charter Amendment at a future shareholders meeting. See “Description of the Preferred Stock” below for further information as to the 382 Charter Amendment and the voting rights of the Series B Preferred Stock and voting arrangements with the Anchor Investors.

For a description of the potential effects of Proposals 1 and 2, including if such proposals are not approved by the shareholders, and for other information with respect to these proposals, see “Proposal 1: Approval of the Amendment to Sterling’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Sterling’s Common Stock from 750,000,000 to 10,000,000,000” and “Proposal 2: Approval of the Conversion of Sterling’s Outstanding Series B Preferred Stock and Series D Preferred Stock into, and Exercisability of Sterling’s Outstanding Warrants Issued to the Anchor Investors for, Shares of Sterling Common Stock” above.

Private Placements

Overview

On August 26, 2010, Sterling issued to the Private Placement Investors, pursuant to the Subscription Agreements, the following securities:

•	155,268,000 shares of common stock at a price of $0.20 per share; and

•	3,881,700 shares of Series D Preferred Stock at a price of $92 per share.

Pursuant to the terms of the Subscription Agreements, Sterling agreed to obtain the approval of its shareholders to, among other things, (i) amend its Restated Articles of Incorporation to increase the number of authorized shares of its common stock in a manner sufficient to permit the full conversion of the Series B Preferred Stock and Series D Preferred Stock into, and exercise of the Anchor Investor Warrants for, shares of its common stock and (ii) approve the conversion of the Series B Preferred Stock and the Series D Preferred Stock and the exercise of the Anchor Investor Warrants.

Sterling received aggregate proceeds of approximately $388 million from the Private Placement Investors collectively in connection with the Private Placement.

Ownership Interests of the Private Placement Investors

As of the Record Date, the Private Placement Investors collectively held:

•

155,268,000 shares of common stock (excluding the common stock issuable upon conversion of the Series D Preferred Stock), representing 21.5% of the total voting power of Sterling’s outstanding common stock, voting as a single, separate class; and

•

1,940,850,000 shares of common stock on an as-converted basis, representing 47.6% of the total voting power of Sterling’s outstanding common stock and preferred stock, voting together as a single class.

The Private Placement Investors also held all of the outstanding shares of Series D Preferred Stock. Each Private Placement Investor has represented to Sterling in its Subscription Agreement that, as of the closing of the Private Placement (and after giving effect to such investor’s investment), such investor does not beneficially own 5% or more of Sterling’s then-outstanding common stock and preferred stock. Additionally and as described further under “Description of the Preferred Stock” below, the shares of common stock and Series D Preferred Stock issued to the Private Placement Investors is (and the common stock issuable upon conversion of the Series D Preferred Stock will be) subject to transfer restrictions designed, among other things, to prevent any person from acquiring ownership of 5% or more of Sterling’s shares. See “Description of the Preferred Stock – Transfer Restrictions”.

If Proposals 1 and 2 are approved, following the full conversion of the outstanding Series B and Series D Preferred Stock into common stock, the voting power held collectively by the Private Placement Investors of Sterling’s outstanding common stock, voting as a single, separate class, will increase from 21.5% to 47.6%.

For a description of the potential effects of Proposals 1 and 2, including if such proposals are not approved by the shareholders, and for other information with respect to these proposals, see “Proposal 1: Approval of the Amendment to Sterling’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Sterling’s Common Stock from 750,000,000 to 10,000,000,000” and “Proposal 2: Approval of the Conversion of Sterling’s Outstanding Series B Preferred Stock and Series D Preferred Stock into, and Exercisability of Sterling’s Outstanding Warrants Issued to the Anchor Investors for, Shares of Sterling Common Stock” above.

Treasury Exchange

Overview

On August 26, 2010, pursuant to the Exchange Agreement, Sterling and Treasury effected the Treasury Exchange, comprising:

•

the exchange of 303,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“TARP Preferred Stock”) held by Treasury for 303,000 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C (“New Treasury Preferred Stock”) with a liquidation preference of $303 million;

•	conversion of the New Treasury Preferred Stock at a discounted exchange value of approximately $75.8 million into 378,750,000 shares of common stock at a conversion price of $0.20 per share; and

•

amendment of the terms of the Treasury warrant to purchase 6,437,677 shares of common stock at an exercise price of $7.06 per share (the “TARP Warrant”), to provide for an exercise price of $0.20 per share for a ten-year term following the closing of the recapitalization (such amended warrant, the “New TARP Warrant”).

Ownership Interests and Voting Agreements of Treasury

As of the Record Date, Treasury held approximately 378,750,000 of Sterling’s outstanding common stock and a warrant exercisable for 6,437,677 shares of common stock, representing 52.8% of the voting power of the outstanding common stock (excluding the common stock issuable upon conversion of the Series B and Series D Preferred Stock), voting together as a single, separate class and 9.4% of the total voting power of the outstanding common and preferred stock, voting together as a single class on an as-converted basis. If Proposals 1 and 2 are approved, following the full conversion of the outstanding Series B and Series D Preferred Stock into common stock, Treasury will hold approximately 9.4% of the voting power of Sterling’s outstanding common stock, voting as a single, separate class.

Pursuant to the Exchange Agreement, Treasury has agreed to attend all meetings of Sterling’s shareholders in person or by proxy for purposes of obtaining a quorum. Treasury has also agreed to vote, or cause to be voted, all common shares beneficially owned by it: (i) in favor of Proposals 1 and 2 as listed in this proxy statement and (ii) with respect to (A) the 382 Charter Amendment (as discussed below under “Description of the Preferred Stock”) and (B) each other matter on which holders of common stock are entitled to vote or consent, other than (a) the election and removal of directors, (b) the approval of any business combination, (c) the approval of a sale of all or substantially all of the assets or property of Sterling, (d) the approval of a dissolution of Sterling, (e) the approval of any issuance of any securities of Sterling on which holders of common stock are entitled to vote, (f) the approval of any amendment to the Articles of Incorporation or Bylaws of Sterling on which holders of common stock are entitled to vote and (g) the approval of any other matters reasonably incidental to the foregoing, as determined by Treasury (the matters referred to in (a) through (g), the “Designated Matters”), in the same proportion (for, against or abstain) as all other shares of Sterling’s common stock, other than those held by the Anchor Investors, are voted with respect to each such matter. With respect to Designated Matters, Treasury has retained the right under the Exchange Agreement to vote its shares in its sole discretion.

Other Shareholder Approval Requirements

In addition to the above, under the terms of the Anchor Investment Agreements and Subscription Agreements, Sterling has agreed to take all steps necessary to prevent its common stock from being delisted from NASDAQ, including effecting a reverse stock split, if necessary, to comply with the Bid Price Rule, and, under the terms of the Subscription Agreements, Sterling is required to seek shareholder approval to effectuate such reverse stock split, at a ratio to be determined by the Board of Directors (see “Proposal 3: Approval of the Amendment to Sterling’s Restated Articles of Incorporation to Effect a Reverse Stock Split of Sterling’s Common Stock at a Ratio to be Determined by the Sterling Board of Directors between One-for-50 and One-for-125” herein).

Further, Sterling has agreed to propose, at a future shareholders meeting, the adoption of the 382 Charter Amendment, as discussed below under “Description of the Preferred Stock.” The Anchor Investors have each agreed to vote their shares in favor of the 382 Charter Amendment.

Although the recapitalization would generally have required shareholder approval under the NASDAQ listing rules, Sterling sought and obtained approval from NASDAQ for an exception from these requirements under NASDAQ Listing Rule 5635(f) due to the fact that the delay in securing shareholder approval prior to effecting the recapitalization would have seriously jeopardized the financial viability of Sterling. NASDAQ also granted an exception to Sterling from the voting rights requirements of Listing Rule 5640 and IM-5640 with respect to the recapitalization transactions. Sterling’s Audit Committee expressly approved reliance upon these exceptions. A copy of the letter that Sterling mailed to its shareholders in connection with these exceptions has previously been filed as Exhibit 99.1 to Sterling’s Current Report on Form 8-K filed on August 13, 2010.

Other Matters

The foregoing descriptions do not purport to be complete and each is qualified in its entirety by reference to the complete copy of the applicable agreements or securities. The Anchor Investment Agreements have previously been filed as Exhibits 10.1 and 10.2 to Sterling’s Current Report on Form 8-K filed with the SEC on May 27, 2010, and amendments to each agreement were filed as Exhibits 10.1 and 10.2 to Sterling’s Current Report on Form 8-K filed on August 20, 2010. The form of Subscription Agreement between Sterling and each of the Private Placement Investors has been previously filed as Exhibit 10.3 to Sterling’s Current Report on Form 8-K filed on August 20, 2010. The Exchange Agreement has been previously filed as Exhibit 10.2 to Sterling’s Quarterly Report on Form 10-Q filed on May 3, 2010.

DESCRIPTION OF THE PREFERRED STOCK

The shares of Series B Preferred Stock and Series D Preferred Stock (collectively, the “Preferred Stock”) have each been issued pursuant to Articles of Amendment to Sterling’s Articles of Incorporation, which have been previously filed as Exhibits 3.3 and 3.4 respectively to Sterling’s Current Report on Form 8-K filed on August 30, 2010. The following description is a summary of specified provisions of the Series B Preferred Stock and the D Preferred Stock and the applicable articles of amendment. Generally, their respective terms are discussed together by reference to the collective term “Preferred Stock” except where their terms vary; this is for convenience only and this summary, which does not purport to be complete, is subject to, and qualified in its entirety by, reference to all of the provisions of the applicable individual articles of amendment for each of the Series B Preferred Stock and the Series D Preferred Stock.

Shares Authorized

Sterling has 10,000,000 shares of authorized preferred stock, issuable in one or more series. As of the Record Date, Sterling had (i) 3,418,300 shares of Series B Preferred Stock issued and outstanding (and 376,630 reserved for issuance in the event that the requisite shareholder approval of Proposals 1 and 2 herein has not been received prior to the exercise of the Anchor Investor Warrants), (ii) 3,881,700 shares of Series D Preferred Stock issued and outstanding, and (iii) 10,000 shares of Series E Preferred Stock reserved for issuance under the shareholder rights plan adopted by Sterling on April 14, 2010. Each of Sterling’s shares of preferred stock has no par value.

Sterling is authorized under its Articles of Incorporation to issue additional shares of authorized capital stock, and its Board of Directors is authorized to set the terms of preferred stock, generally without shareholder approval. An amendment to the Articles of Incorporation to change the authorized capital stock requires the approval of the Board of Directors and shareholders.

Ranking

The Preferred Stock ranks, with respect to dividend rights and rights upon dissolution, liquidation or winding up of Sterling, senior to Junior Stock; equal with Parity Stock; junior to all other classes of Sterling’s capital stock and junior to all of Sterling’s existing and future debt obligations, including any of Sterling’s future secured debt obligations; and effectively junior to all existing and future debt obligations (including trade payables) of Sterling’s subsidiaries.

“Junior Stock” means, in the case of the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, Sterling’s common stock and any other class or series of the capital stock of Sterling the terms of which expressly provide that it ranks junior to the Series B Preferred Stock or Series D Preferred Stock, as applicable, as to dividend rights, rights of redemption and/or as to rights on liquidation, dissolution or winding up.

“Parity Stock” means, in the case of the Series B Preferred Stock, any class or series of Sterling’s capital stock (other than the Series D Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights, rights or redemption and/or as to rights on liquidation, dissolution or winding up, except that the Series B Preferred Stock ranks senior to the Series D Preferred Stock in respect of its rights to receive the Additional Cash Dividends, as discussed below.

“Parity Stock” means, in the case of the Series D Preferred Stock, any class or series of Sterling’s capital stock (other than the Series B Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series D Preferred Stock as to dividend rights, rights or redemption and/or as to rights on liquidation, dissolution or winding up, except that the Series B Preferred Stock ranks senior to the Series D Preferred Stock in respect of its rights to receive the Additional Cash Dividends, as discussed below.

Shareholder Approval of Proposals 1 and 2

As discussed above, Sterling is required to promptly hold a special meeting to seek shareholder approval of Proposals 1 and 2 (as listed in this proxy statement) within 120 days of the closing of the recapitalization transactions (which occurred on August 26, 2010) (such date, the “Approval Deadline”). If Sterling fails to obtain shareholder approval of Proposals 1 and 2 herein by the Approval Deadline, Sterling is required to continue to seek to obtain such approval at least as frequently as once in every three-month period thereafter until approval has been obtained.

In addition, if shareholder approval of Proposals 1 and 2 has not been obtained by the Approval Deadline, holders of the Series B Preferred Stock will be entitled to cumulative cash dividends at a per annum rate of 15% on the stated amount of $92 per share, payable quarterly in arrears commencing on the 120th day following closing (the “Additional Cash Dividends”). Holders of the Series D Preferred Stock are not entitled to receive the Additional Cash Dividends.

Mandatory Conversion

If Sterling obtains shareholder approval of Proposals 1 and 2 as listed herein, then on the first business day following such approval:

•

the shares of Preferred Stock will automatically convert into shares of common stock at a conversion rate, subject to adjustment, of 460 shares of common stock for each share of Preferred Stock (the “Conversion Rate”); and

•

all shares of Preferred Stock will cease to exist and will resume the status of authorized and unissued shares of Sterling’s preferred stock, and all other rights of the holders of such Preferred Stock will terminate.

The Conversion Rate will be adjusted to reflect any stock split, subdivision, reclassification, non-cash distribution or dividends, issuer tender offer, where the purchase price exceeds the trading price of Sterling’s common stock on the day following expiration of the tender offer, or certain other events with respect to the common stock.

Notwithstanding the foregoing, each holder’s ability to obtain shares of common stock upon conversion of the Preferred Stock is subject to such holder not owning, and not being deemed to own for bank regulatory purposes, more than 24.9% of any class of Sterling’s voting securities, subject to limited exceptions.

Transfer Restrictions

The Preferred Stock was (and the common shares issuable to holders of the Preferred Stock upon their conversion will be) issued subject to transfer restrictions that are designed to prevent (a) any person from acquiring ownership, for relevant tax purposes, of 5% or more of Sterling’s shares and (b) the disposition of shares by any person that owns 5% or more of Sterling’s shares, subject to certain exceptions, including (y) dispositions by any Anchor Investor to any person that does not then own any of Sterling’s shares or that would own less than 5% of our shares after such transfer and (z) dispositions pre-approved by Sterling’s Board of Directors. These transfer restrictions are intended to limit the likelihood of an “ownership change” as defined in Section 382 of the Internal Revenue Code that would limit our ability to use our tax assets, including net operating loss carry-forwards.

Under the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling is required to propose, at a future shareholders meeting, an amendment to its Articles of Incorporation that would impose substantially similar restrictions on Sterling’s common stock (the “382 Charter Amendment”). The Anchor Investors have each agreed to vote their shares in favor of the 382 Charter Amendment at such future meeting. See also “Ownership Interests and Voting Agreements of Treasury” for detail as to the voting arrangements with respect to the common shares held by Treasury.

In addition, investors who are not located in the Republic of Korea are not permitted to sell or transfer the Series D Preferred Stock or common stock received as a result of converting the Series D Preferred Stock to a Korean resident until August 26, 2011, and investors who are located in the Republic of Korea will also be prohibited from selling or transferring the Series D Preferred Stock or common stock received as a result of converting the Series D Preferred Stock to another Korean resident, other than to a professional investor, until August 26, 2011; provided that, in each case, such restrictions shall not apply to open market transactions effected through the New York Stock Exchange or NASDAQ.

Dividends

On the same date that Sterling pays any dividend or distribution on shares of common stock, Sterling will pay a corresponding dividend or distribution, on an as-converted basis, to the holders of the Preferred Stock. Holders of the Series B Preferred Stock are also entitled to receive the Additional Cash Dividends in the event that shareholder approval of Proposals 1 and 2 herein is not received by the Approval Deadline, as described above.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Sterling, whether voluntary or involuntary, holders of Preferred Stock are entitled to receive payment of $4.60 per share of Preferred Stock (plus, an amount equal to declared but unpaid dividends and, in the case of the Series B Preferred Stock, an amount equal to the sum of any accrued and unpaid Additional Dividends) (the “Liquidation Preference”) out of Sterling’s assets or proceeds thereof (whether capital or surplus) available for distribution to Sterling’s shareholders, subject to the rights of any of Sterling’s creditors, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock or other stock ranking junior to the Preferred Stock as to such distribution.

If in any distribution described in the immediately preceding paragraph of Sterling’s assets or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Preferred Stock and the corresponding amounts payable with respect to any other stock of Sterling ranking equally with the shares of Preferred Stock as to such distribution, then holders of the shares of Preferred Stock and the holders of such other preferred stock will share ratably (based on the relative liquidation preference of the Preferred Stock and such other stock) in any such distribution in proportion to the full respective distributions to which they are entitled.

If the Liquidation Preference has been paid in full to all holders of Preferred Stock and the corresponding amounts payable with respect to any other stock of Sterling ranking equally with the Preferred Stock as to such distribution has been paid in full, the holders of other of Sterling’s stock will be entitled to receive all remaining assets of Sterling (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of common stock equal to the then-current Conversion Rate (the “As-converted Liquidation Amount”) exceeds the Liquidation Preference, then holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, an additional amount (the “Liquidation Participation Amount”) out of such assets or proceeds such that the As-converted Liquidation Amount equals the sum of the Liquidation Preference plus the Liquidation Participation Amount, after making appropriate adjustment such that the holders of Preferred Stock and any other Parity Stock receive the same amount on an as-converted basis as the holders of a number of shares of common stock equal to, with respect to the Preferred Stock, the then-current Conversion Rate and, with respect to such other securities, the then-current conversion rate applicable thereto.

Voting Rights

Except as provided in the paragraph below or by applicable law, the holders of outstanding shares of Preferred Stock vote on an as-converted basis together with the common stock as a single class in the election of directors and on all other matters requiring a shareholder vote (except on matters for which a series or class vote is required by applicable law or by the terms of a class or series of stock) and are entitled to receive notice of any shareholders’ meeting in accordance with Sterling’s Articles of Incorporation and Bylaws. For the purpose of the voting rights set forth in this paragraph, each share of Preferred Stock entitles the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had its shares of Preferred Stock been converted into common stock at the Conversion Rate as of the date immediately prior to the record date for determining the shareholders of Sterling eligible to vote on any such matter.

Notwithstanding the preceding paragraph, so long as any shares of Series B Preferred Stock or Series D Preferred Stock are outstanding, the vote or consent of at least a majority of the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, is required to effect any amendment to the Articles of Incorporation (whether or not such separate vote or consent would otherwise be required under Washington law) that would:

•

effect an exchange or reclassification of all or part of the issued and outstanding shares of the Series B Preferred Stock or Series D Preferred Stock, as applicable, or a merger or consolidation of Sterling with another entity (provided, that the holders of the Series B Preferred Stock and Series D Preferred Stock, as the case may be, do not have the right to vote under this provision or under Washington law (including RCW 23B.11.035) if Sterling has converted the shares of Series B Preferred Stock or Series D Preferred Stock, as applicable, pursuant to and in compliance with the reorganization provisions therein);

•

change the rights, preferences, or limitations of all or part of the issued and outstanding shares of the Series B Preferred Stock or Series D Preferred Stock, as applicable, in a manner adversely affecting the rights, preferences or limitations of shares of such Series B Preferred Stock or Series D Preferred Stock;

•

change all or part of the issued and outstanding shares of the Series B Preferred Stock or Series D Preferred Stock, as applicable, into a different number of shares of the same class or series, thereby adversely affecting the rights, preferences or limitations of shares of such Series B Preferred Stock or Series D Preferred Stock; or

•	approve a plan of liquidation or dissolution of Sterling or a sale of all or substantially all of Sterling’s assets;

provided, however, that any increase in the amount of the authorized Sterling’s authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon Sterling’s liquidation, dissolution or winding-up shall not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Preferred Stock and, notwithstanding any provision of Washington law (including RCW 23B.10.040(1)(a)), holders of either Series B Preferred Stock or Series D Preferred Stock shall have no right to vote solely by reason of such an increase, creation or issuance.

In such instances requiring a separate vote or consent of the Series B Preferred Stock or Series D Preferred Stock, such Series B Preferred Stock or Series D Preferred Stock (as applicable) vote as a single, separate class, and such vote may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

Redemption; Repurchase; Preemptive Rights

The shares of Preferred Stock are neither redeemable at Sterling’s option at any time nor subject to repurchase at the option of the holders at any time. In addition, the terms of the Preferred Stock do not grant any preemptive rights to the holders thereof.

Notwithstanding the preceding paragraph, pursuant to the terms of the Anchor Investment Agreements, the Anchor Investors as holders of Series B Preferred Stock have a contractual right to participate on a pro rata basis in future equity raises, so long as they continue to hold at least 4.9% of Sterling common stock, counting as shares owned by Warburg Pincus or THL, as applicable, and outstanding all shares of common stock into which the Series B Preferred Stock owned by Warburg Pincus or THL, as applicable, are convertible and all shares of common stock for which the warrant held by Warburg Pincus or THL, as applicable, is exercisable (provided that each Anchor Investor’s total ownership interest shall not exceed certain maximum ownership interests as provided in the Anchor Investment Agreements in relation to certain applicable regulatory thresholds). Pursuant to the terms of the Subscription Agreements, holders of the Series D Preferred Stock who hold a minimum qualifying ownership interest of 3% of common stock (the “Qualifying Ownership Threshold”) on an as-converted basis have a similar preemptive right for a period of up to 12 months to maintain their ownership percentage. In addition, each of the Anchor Investment Agreements contains a provision that requires Sterling to provide Warburg Pincus or THL, as applicable, with any terms it provides to the Private Placement Investors in the Private Placement or other investors in any capital raising transactions occurring at the same time as the Anchor Investments that are more favorable than the terms provided to Warburg Pincus or THL, as applicable. As a result, because the Private Placement Investors were provided a Qualifying Ownership Threshold of 3.0% for the one-year period following August 26, 2010, and because this percentage is more favorable than that provided to Warburg Pincus and THL (which is 4.9% as described above), Warburg Pincus and THL are also entitled to the 3.0% Qualifying Ownership Threshold for the same 12-month period. These rights are subject to certain customary exceptions, such as, among others, grants or exercises of employee stock options or other stock incentives, or issuances by Sterling of capital stock as consideration for mergers, acquisitions or similar non-financing transactions.

Listing; Registration Rights

The shares of Preferred Stock are not currently listed on any stock market or exchange. Pursuant to the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling will use its reasonable best efforts to cause, (i) promptly following shareholder approval of Proposals 1 and 2 herein and prior to their issuance, all of the common shares issued upon conversion of the Series B Preferred Stock and Series D Preferred Stock and (ii) the shares of Preferred Stock, if still outstanding by the Approval Deadline, to be approved for listing on the market on which Sterling’s common stock is then listed or quoted.

Additionally, under the terms of the Anchor Investment Agreements and the Subscription Agreements, Sterling is required to prepare and file with the Securities and Exchange Commission (“SEC”) one or more shelf registration statements to register the resale of the common stock issued to the Anchor Investors and Private Placement Investors in the recapitalization (including shares issuable upon conversion of the Series B and Series D Preferred Stock and upon exercise of the outstanding warrants issued to the Anchor Investors) and the warrants issued to the Anchor Investors. If shareholder approval of Proposals 1 and 2 has not been received by December 24, 2010, Sterling must also include the outstanding shares of Series B and Series D Preferred Stock in such shelf registration statement until the shareholder approval is received.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 1, 2010, information as to shares of our common stock and shares of our common stock on an as-converted basis beneficially owned by each of our directors, executive officers, 5% or greater owners of our common stock, and by all of our executive officers and directors as a group, in each case calculated in accordance with Rule 13-d of the Exchange Act. As described elsewhere in this proxy statement, shares of Series B Preferred Stock and Series D Preferred Stock are entitled to vote together with the common stock on an as-converted basis, voting as a single class, for the election of directors and all other matters submitted to a vote of shareholders except for those for which a series or class vote is required by applicable law or the terms of a class or series. The preferred stock is not otherwise entitled to vote for the election of directors and the following table does not separately reflect information as to shares of preferred stock beneficially held by 5% or greater owners of such classes of preferred stock or by directors, executive officers or all of our executive officers and directors as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Except as otherwise noted, the shareholders named in the table below have sole voting and investment power over all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock(2)	Shares of As-Converted Common Stock Beneficially Owned(1)		Percent of As-Converted Common Stock(3)
Beneficial Owners of More than 5%
Thomas H. Lee Advisors, LLC	68,366,000	(4)	9.457	941,200,000	(4)	22.584
100 Federal Street, 35th Floor
Boston, MA 02110
Warburg Pincus Private Equity X, L.P.	68,366,000	(5)(6)	9.457	941,200,000	(5)(6)	22.584
450 Lexington Avenue
New York, NY 10017
U.S. Department of the Treasury	385,187,677	(7)	52.813	385,187,677	(7)	9.424
1500 Pennsylvania Avenue, NW, Room 2312 Washington, DC 20220

Directors and Executive Officers
Leslie S. Biller	2,800,000	(8)	*	35,000,000	(8)	*
Ellen R.M. Boyer	10,000		*	10,000		*
Daniel G. Byrne	207,954	(9)	*	207,954	(9)	*
David A. Coulter	68,366,000	(5)(6)(10)	9.457	941,200,000	(5)(6)(10)	22.584
Donn C. Costa	203,681	(11)	*	203,681	(11)	*
Ezra A. Eckhardt	86,592	(12)	*	86,592	(12)	*
William L. Eisenhart	20,950	(13)	*	20,950	(13)	*
Scott L. Jaeckel	68,366,000	(4)(10)(14)	9.457	941,200,000	(4)(10)(14)	22.584
Michael F. Reuling	25,494	(15)	*	25,494	(15)	*
J. Gregory Seibly	76,714	(16)	*	76,714	(16)	*
Debbie L. Steck	19,351	(17)	*	19,351	(17)	*

All Directors and Executive Officers as a Group (14 persons)	140,266,780	(18)	19.403	1,918,134,780	(18)	44.994

*	Less than 1%

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Sterling common stock over which he or she has voting or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of September 1, 2010. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)	Based on shares outstanding at September 1, 2010 of 722,903,859.

(3)	Based on shares outstanding at September 1, 2010 of 4,080,903,859 on an as-converted basis.

(4)	Shares listed as owned by THL are owned of record by Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors L.P. (the “THL Funds”). Thomas H. Lee Equity Fund VI, L.P. is the holder of 37,672,704 shares of common stock, 941,817 shares of Series B Preferred Stock, no par value per share and liquidation preference $4.60 per share, which convert into 433,235,820 shares of common stock upon approval of Proposals 1 and 2, and a portion of the Anchor Investor Warrant exercisable for 86,625,000 shares of common stock or 188,315 shares of Series B Preferred Stock, as applicable. Thomas H. Lee Parallel Fund VI, L.P. is the holder of 25,509,950 shares of common stock, 637,749 shares of Series B Preferred Stock, which convert into 293,364,540 shares of common stock upon approval of Proposals 1 and 2, and a portion of the Anchor Investor Warrant exercisable for 86,625,000 shares of common stock or 188,315 shares of Series B Preferred Stock, as applicable. Thomas H. Lee Parallel (DT) Fund VI, L.P. is the holder of 4,456,076 shares of common stock, 111,402 shares of Series B Preferred Stock, which convert into 51,244,920 shares of common stock upon approval of Proposals 1 and 2, and a portion of the Anchor Investor Warrant exercisable for 86,625,000 shares of common stock or 188,315 shares of Series B Preferred Stock, as applicable. THL Sterling Equity Investors, L.P. is the holder of 727,270 shares of common stock, 18,182 shares of Series B Preferred Stock, which convert into 8,363,720 shares of common stock upon approval of Proposals 1 and 2, and a portion of the Anchor Investor Warrant exercisable for 86,625,000 shares of common stock or 188,315 shares of Series B Preferred Stock, as applicable. The general partner of the THL Funds is THL Equity Advisors VI, LLC. The sole member of THL Equity Advisors VI, LLC is Thomas H. Lee Partners, L.P., whose general partner is Thomas H. Lee Advisors, LLC. Mr. Jaeckel is a member of Thomas H. Lee Advisors, LLC and therefore may be deemed to beneficially own the shares of Sterling held by the THL funds. Mr. Jaeckel disclaims such ownership other than as a result of his pecuniary interest therein.

(5)	Warburg Pincus, a Delaware limited partnership, together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership (together, “WP X”), is the holder of 68,366,000 shares of common stock, 1,709,150 shares of Series B Preferred Stock, no par value per share and liquidation preference $4.60 per share, which convert into 786,209,000 shares of common stock upon approval of Proposals 1 and 2, and the Anchor Investor Warrant exercisable for 86,625,000 shares of common stock or 188,315 shares of Series B Preferred Stock, as applicable, Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of WP X; Warburg Pincus X, LLC, a Delaware limited liability company (“WP X LLC”) is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners”) is the sole member of WP X LLC; and Warburg Pincus & Co., a New York general partnership (“WP”) is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company (“WP LLC”) manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC. The common stock, Series B Preferred Stock and the Anchor Investor Warrant described above (collectively, the “Securities”) are currently held by Warburg Pincus Private Equity X, L.P.; however, Warburg Pincus Private Equity X, L.P. contemplates allocating a portion of the Securities to Warburg Pincus X Partners, L.P.

(6)	Under applicable securities laws, as a Partner of WP and a member and Managing Director of WP LLC, Mr. David A. Coulter may be deemed to be the beneficial owner of the common stock, the Series B Preferred Stock and the Anchor Investor Warrant held by WP X. See note (10) below.

(7)	The U.S. Department of the Treasury is the holder of 378,750,000 shares of common stock and the New TARP Warrant exercisable for 6,437,677 shares of common stock.

(8)	The Les and Sheri Biller Revocable Trust holds 2,800,000 shares of common stock and 70,000 shares of Series D Preferred Stock, representing 32,200,000 shares of common stock on an as-converted basis. Each share of Series D Preferred Stock mandatorily converts into 460 shares of common stock, subject to customary anti-dilution adjustments, upon the approval of the holders of the common stock of Proposals 1 and 2.

(9)	Includes 55,000 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 51,924 shares held as of September 1, 2010 for Mr. Byrne’s individual account under the 401(k) Plan. Excludes 33,384 shares held by Sterling’s Deferred Compensation Plan.

(10)	Under applicable securities laws, Mr. Coulter and Mr. Jaeckel disclaim beneficial ownership of the common stock, the Series B Preferred Stock and the Anchor Investor Warrant, except to the extent of their respective pecuniary interest in such common stock, Series B Preferred Stock or Anchor Investor Warrant.

(11)	Includes 4,000 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 10,850 shares held as of September 1, 2010 for Mr. Costa’s individual account under the 401(k) Plan.

(12)	Includes 36,250 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 18,042 shares held as of September 1, 2010 for Mr. Eckhardt’s individual account under the 401(k) Plan.

(13)	Includes 14,000 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010.

(14)	Under applicable securities laws, as a member of Thomas H. Lee Advisors, LLC, Mr. Jaeckel may be deemed to be the beneficial owner of the common stock, the Series B Preferred Stock and the Anchor Investor Warrant held by THL Funds. See note (10) above.

(15)	Includes 11,285 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010.

(16)	Includes 22,500 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 15,464 shares held as of September 1, 2010 for Mr. Seibly’s individual account under the 401(k) Plan.

(17)	Includes 1,500 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 11,459 shares held as of September 1, 2010 for Ms. Steck’s individual account under the 401(k) Plan.

(18)	In addition to the information supplied in footnotes 3-17, includes 20,250 shares issuable pursuant to stock options exercisable within 60 days of September 1, 2010, and 32,792 shares held in individual accounts under the 401(k) Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of BDO USA, LLP, our independent registered public accounting firm, are not expected to be present at the Special Meeting, will not have an opportunity to make a statement, and are not expected to be available to respond to questions from shareholders.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Special Meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Sterling’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In accordance with the requirements of Rule 14a-8 under the Exchange Act, in order for any shareholder proposal to be considered for inclusion in the proxy materials of Sterling for the 2010 Annual Meeting, the deadline by which shareholder proposals must be received in writing addressed to the Secretary of Sterling at Sterling’s corporate offices, is a reasonable time before Sterling begins to print and send its proxy materials. Sterling anticipates mailing definitive proxy materials to shareholders approximately 20 business days before the 2010 Annual Meeting of Shareholders. The date for Sterling’s 2010 Annual Meeting of Shareholders has not yet been set.

Any other proposals for consideration by shareholders at the 2010 Annual Meeting must be delivered to, or mailed to and received by the Secretary of Sterling not less than 30 days or more than 90 days prior to the date of the meeting if Sterling gives at least 45 days notice or prior public disclosure of the meeting date to shareholders.

INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Exchange Act. Accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this proxy statement, and the information we later file with the SEC that is incorporated by reference in this proxy statement will automatically update information previously contained in this proxy statement and any incorporated document. Any statement contained in this proxy statement or in a document incorporated by reference in this proxy statement will be deemed modified or superseded to the extent that a later statement contained in this proxy statement or in an incorporated document modifies or supersedes such earlier statement.

This proxy statement incorporates by reference the respective documents filed by us with the SEC listed below and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting:

1.	Our annual report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010.

2.	Our Amendment No. 1 to our annual report on Form 10-K/A for the year ended December 31, 2009, filed on April 30, 2010.

3.	Our quarterly report on Form 10-Q for the period ended March 31, 2010, filed on May 3, 2010.

4.	Our quarterly report on Form 10-Q for the period ended June 30, 2010, filed on August 9, 2010.

These documents are also available without charge to you on the Internet at the following website: www.sterlingfinancialcorporation-spokane.com/shareholdermeeting or if you call or write to: Investor Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611, telephone: 1-800-336-6610 ext. 1363. Shareholders must request this information no later than five business days prior to the meeting, or October 14, 2010, to assure receipt before the Special Meeting. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this proxy statement.

By Order of the Board of Directors,

/s/ Andrew J. Schultheis
Andrew J. Schultheis
Secretary

Spokane, Washington

September 22, 2010

SPECIAL MEETING OF SHAREHOLDERS OF

STERLING FINANCIAL CORPORATION

October 21, 2010

Please date, sign and mail

your proxy card in the envelope provided

as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK IN THE BOX AS SHOWN HERE: ☒

1. TO APPROVE THE AMENDMENT OF STERLING’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 750,000,000 TO 10,000,000,000 SHARES.

3.   TO APPROVE THE AMENDMENT OF STERLING’S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF STERLING’S COMMON STOCK AT A RATIO TO BE DETERMINED B THE STERLING BOARD OF DIRECTORS BETWEEN ONE-FOR-50 AND ONE- FOR-125 SHARES OF COMMON STOCK.

FOR	AGAINST	ABSTAIN
☐	☐	☐		FOR	AGAINST	ABSTAIN
				☐	☐	☐

2.   TO APPROVE THE CONVERSION OF STERLING’S OUTSTANDING SERIES B CONVERTIBLE PARTICIPATING VOTING PREFERRED STOCK AND SERIES D CONVERTIBLE PARTICIPATING VOTING PREFERRED STOCK INTO, AND EXERCISABILITY OF STERLING’S OUTSTANDING WARRANTS ISSUED TO AFFILIATES OF THOMAS H. LEE PARTNERS, L.P. AND TO WARBURG PINCUS PRIVATE EQUITY, X. L.P. FOR, SHARES OF STERLING COMMON STOCK.

4.   TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE ANY OF PROPOSALS 1 THROUGH 3.

				FOR	AGAINST	ABSTAIN
FOR	AGAINST	ABSTAIN		☐	☐	☐
☐	☐	☐

INSTRUCTION: Approval of each of Proposals 1 and 2 is conditioned upon approval of the other proposal. Neither proposal will proceed unless both proposals have been approved by Sterling’s shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AT THE DISCRETION OF THE PROXY AGENTS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Shares represented by a properly executed proxy will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy agents as to any other matters that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on October 21, 2010. The Special Meeting Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2009 are available at the following website: www.sterlingfinancialcorporation-spokane.com/shareholdermeeting

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STERLING FINANCIAL CORPORATION

PROXY FOR THE OCTOBER 21, 2010, SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Gregory Seibly, Ezra A. Eckhardt, Daniel G. Byrne and Robert G. Butterfield, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Sterling Financial Corporation common stock, Series B Preferred Stock and Series D Preferred Stock held of record by the undersigned on September 20, 2010, at the Special Meeting of Sterling shareholders to be held in the Wall Street Conference Room of Sterling Savings Bank, 111 North Wall Street, Spokane, Washington, on Thursday, October 21, 2010, at 9:00 a.m. local time, and any adjournment or postponement thereof, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

(Continued and to be dated and signed on the reverse side)